March 22, 2021 Creating a Leading Global IT Solutions Distributor + Exhibit 99.6

Important Information Additional Information and Where to Find It In connection with the proposed transaction between SYNNEX Corporation (“SYNNEX”) and Tiger Parent (AP) Corporation, the parent corporation of Tech Data Corporation, a Florida corporation, SYNNEX plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A.  Promptly after filing its definitive proxy statement with the SEC, SYNNEX will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT SYNNEX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by SYNNEX with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov). Participants in the Solicitation SYNNEX and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from SYNNEX’ stockholders in connection with the transaction. Information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC. You may obtain information about SYNNEX’ executive officers and directors in SYNNEX’ definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on February 10, 2021. To the extent holdings of such participants in SYNNEX’ securities are not reported, or have changed since the amounts described in the proxy statement for the 2021 annual meeting of stockholders, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and SYNNEX’ website at http://ir.synnex.com. Non-GAAP Financial Information SYNNEX has provided in this document, information related to certain Non-GAAP financial information, including the projected impact of the transaction on the company’s non-GAAP diluted earnings per share, adjusted EBITDA and debt-to-adjusted EBITDA, which excludes one-time acquisition related expenses, intangible amortization and restructuring charges. This non-GAAP information provides investors with an additional tool to evaluate the Company’s operations. Because this non-GAAP information is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. Non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. Forward-looking information relating to one-time acquisition related expenses, intangible amortization and restructuring charges would be required to reconcile the non-GAAP information presented herein with its GAAP equivalent. The factors that may impact SYNNEX’ future one-time acquisition related expenses, intangible amortization and restructuring charges are out of its control and/or cannot be reasonably predicted, and therefore SYNNEX is unable to provide such information without unreasonable effort.

Important Information Forward-Looking Statements DISCLOSURE NOTICE: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, related to SYNNEX and the proposed acquisition of Tiger Parent (AP) Corporation, the parent entity of Tech Data Corporation (the “Company” and “Tech Data” respectively) by SYNNEX. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the financial or operating results of SYNNEX or the combined company. These forward-looking statements may be identified by terms such as “anticipate”, “believe”, “foresee”, “expect”, “intend”, “plan”, “may”, “will”, “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, including future financial and operating results, plans, objectives, expectations and intentions; the anticipated timing of closing of the acquisition; and the methods SYNNEX will use to finance the cash portion of the transaction. In addition, all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to customers, vendors, employees, stockholders and other constituents of the combined company, integrating the companies, synergies, expanded global footprint, operating improvements, financial strength and investment power, expanded offerings, capital structure, dividends, support from customers and vendors, cost benefits and purchasing efficiencies, post-closing growth expectations and the expected timetable for completing the proposed transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory and stockholder approval) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX, Tech Data, the Company or the combined company; failure to protect proprietary or personally identifiable data against unauthorized access or unintended release; the ability to retain key personnel; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the capital stock of SYNNEX, and on SYNNEX’ and Tech Data’s operating results; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the financing of the transaction; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic); future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments. A further description of risks and uncertainties relating to SYNNEX can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov. SYNNEX does not assume any obligation to update the forward-looking statements contained in this document as the result of new information or future events or developments.

A Tremendous Opportunity for Growth and Value Creation Expansive reach across products, services and geographies to strengthen customer value proposition, drive efficiencies and accelerate technology adoption Premier core growth platform and best-in-class product offering in next-generation, high-growth product segments Diversified customer base and complementary product line cards provide meaningful cross-selling opportunities Differentiated IP on digital platforms, solutions aggregation capabilities and services 25%+ accretive to SYNNEX non-GAAP diluted EPS in the first year $200M net annual optimization and synergy savings benefits by the end of the second year Strong balance sheet and substantial free cash flow increase ability to pursue strategic investments and capital returns Proven and experienced leadership team

Transaction Summary (1) As of January 22, 2021 Structure Cash and stock merger Funds managed by affiliates of Apollo Global Management (“Apollo Funds”) (Tech Data’s principal shareholder) to receive an aggregate of 44M shares of SYNNEX common stock plus the refinancing of existing Tech Data net debt and redeemable preferred shares of approximately $2.7B Ownership SYNNEX shareholders to own ~55% of combined company Apollo Funds to own ~45% of combined company Timing Expected to close in the second half of calendar year 2021 Subject to customary closing conditions, including approval by SYNNEX shareholders and regulatory approvals MiTAC Holdings Corporation and its affiliates, which collectively own ~17%1 of SYNNEX shares, have agreed to vote their shares in favor of the transaction Management Dennis Polk: Executive Chair Rich Hume: CEO Board of Directors 11 member Board, including CEO Six appointed by SYNNEX Apollo Funds to have Board designation rights based on ownership, initially including four total directors (two independent)

A Transformational Transaction for SYNNEX and Tech Data Note: Estimated pro forma revenue shown for FY 2020 for SYNNEX and LTM as of October 31, 2020 for Tech Data Deep Vendor Relationships List #60 100+ Countries Served 150,000+ Customers $57B Annual Revenues 1,500+ Vendors / OEMs $1.5B LTM Adj. EBITDA 200,000+ Products & Solutions 22,000+ Skilled Associates & Colleagues

Endpoint Solutions PC’s Mobile Cloud Software Peripherals AR VR Advanced Solutions Servers Analytics Hybrid Cloud Networking Security AI Collaboration Specialized Services Lifecycle / Renew Components Maintenance Integrated Solutions Micro-processors EaaS Hyve End-to-End Product Portfolio Solutions to Serve SMB, Corporate, Consumer, Government and Industrial Markets Highly complementary product lines card and global distribution platform provide diversified revenue streams, significant cross selling opportunities and ability to bring comprehensive EaaS offering to the market

Cloud $260B 29% CAGR Next Generation Data Centers $103B 7% CAGR Security $71B 8% CAGR IoT $375B 16% CAGR 3rd Platform Services $325B 12% CAGR 5G Technology $21B 74% CAGR Data Analytics / AI $114B 18% CAGR Notes: Estimated market sizes per internal management estimates and IDC 3rd Platform Blackbook All 4-year CAGR Premier Provider in Largest, Highest Growth Product Segments + Substantial Market Opportunity

Diversified Global Partner with Local Expertise

Supporting Partners Around the World – Five Continents, 100+ Countries Served

Americas: ~$34B pro forma revenues

Operations in 11 countries

~12k associates & colleagues

EMEA: ~$20B pro forma revenues

Operations in 26 countries

~8k associates & colleagues

APAC: ~$3B pro forma revenues

Operations in 13 countries

~3k associates & colleagues



Combined diversification and depth across geographies, products and solutions provide significant cost benefits and purchasing efficiencies to drive technology adoption and attract the world's most innovative OEMs

SYNNEX CORPORATION | TechData

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Attractive Combined Capital Structure

Ample liquidity and conservative leverage profile

- ✓ Total funded debt of $4.0B, representing debt-to-adj. EBITDA of 2.7x at close[1]
- ✓ Targeting debt-to-adj. EBITDA of ~2x within 12 months following close[2]
- ✓ Expected free cash flow provides ample financial flexibility
- ✓ Maturity profile with no significant obligations until 2024

Liquidity

Combined company is expected to have ~$4.5B in liquidity consisting of:

- ~$1B of cash at closing
- $3.5B of available Revolving Credit Facility

Leverage

Combined company's capital structure will include:

- $1.5B 5-yr Term Loan A
- $2.5B of new senior unsecured notes
- Strong track record of disciplined deleveraging

SYNNEX CORPORATION | TechData

(1) Net debt-to-adj. EBITDA of ~2x at close
(2) Net debt-to-adj. EBITDA below 2x within 12 months following close

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Significant Financial Strength Value Creating Capital Allocation Financial Strength ~$4.5B in liquidity and conservative leverage profile Committed to maintain ample liquidity and debt-to adj. EBITDA of ~2x after 12 months Investments in Core and Next Generation Technology Cloud, next generation data centers, security, IoT, services, 5G, intelligent edge Capital Returns Targeting modestly growing dividend over SYNNEX current $0.20 per share dividend To be assessed annually by Board of Directors $1.5B LTM Pro Forma Adj. EBITDA Investments in Core Business Strategic M&A Capital Returns De-Leveraging +

Compelling Strategic Combination Creates a diversified global solutions aggregator with significant breadth and depth of capabilities Expansive end-to-end offering Global distribution network Expansive, deep customer and vendor relationships, including with world’s most innovative OEMs Capitalizes on premier core growth platforms and establishes best-in-class product offerings in next generation, high-growth areas Financial strength and flexibility to make at scale investments in next generation, high-growth product segments Cloud, next generation data centers, security, IoT, services, 5G, intelligent edge Establishes strong financial foundation with significant upside value creation opportunities 25%+ accretive to SYNNEX non-GAAP diluted EPS in the first year $1.5B LTM pro forma adj. EBITDA $200M net annual optimization and synergy savings benefits by the end of the second year Investment grade financial profile Brings together companies with complementary cultures and a commitment to being an employer of choice in the global IT industry 1 2 3 4

+ Creating a Leading Global IT Solutions Distributor